UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
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NEXTEL PARTNERS, INC.
(Name of Registrant as Specified in Its Charter)

N/ A
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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June 23, 2005

Preliminary Proxy, Recommendation and Put Right Q&A

Why is Partners filing a preliminary proxy now, before the Sprint-Nextel merger has closed and before their shareholders have even voted on the transaction?

By filing the proxy now, we are seeking to facilitate the Special Meeting mechanics by putting ourselves in a position to organize a meeting in a timely fashion in the event we receive a request for such a meeting from at least 20% of our Class A shareholders following the close of the Sprint-Nextel merger.

When do you expect to have the Special Meeting?

We would not call a Special Meeting until we receive a request for such a meeting from at least 20% of our Class A shareholders after the close of the Sprint-Nextel merger. Today’s filing is just a preliminary proxy so it is too early to predict with certainty when we will be able to hold the meeting.

Why did Partners form a special committee to make a recommendation regarding the put right?

A special committee of Nextel Partners’ Board of Directors was formed in order to exclude those directors who also serve on Nextel Communications’ Board or are consultants to Nextel Communications, so as to avoid any potential conflict. This is a significant decision about our company’s future and this committee will help ensure that both our shareholders’ and partners’ (employees’) interests are well served.

Why did the special committee recommend that shareholders vote in favor of exercising the put right?

The special committee believes the terms of the put right and the current economic environment and M&A landscape, particularly in the telecommunications sector, make this an opportune time to exercise the put right and seek to obtain an attractive value for our Class A stockholders.

Nextel Communications has a significant stake in Nextel Partners. Is it involved in the put decision?

Nextel Communications is not involved except in its capacity as a buyer in the event that the put right is exercised. Only Class A shareholders are eligible to vote on the put right. Nextel Communications only owns Class B common stock so they would not be eligible to vote in the put decision.

What percentage of shareholders must vote in order to sell the company?

A special meeting will be called if holders of at least 20% of Nextel Partners’ Class A common stock request a vote. If more than 50% of Nextel Partners’ Class A common shares represented at the meeting are voted in favor of exercising the put right, then Nextel Communications will be obligated to purchase all outstanding Class A shares of Nextel Partners, and holders of Class A shares will be obligated to sell their shares to Nextel Communications, at a price to be determined through an appraisal process.

What will happen if shareholders vote in favor of the put option?

If more than 50% of Nextel Partners’ Class A common shares at the meeting are voted in favor of exercising the put option, Nextel Communications is obligated to purchase all

June 23, 2005

outstanding Class A shares of Nextel Partners, and holders of Class A shares are obligated to sell their shares to Nextel Communications, at a price to be determined by an appraisal process.

Do you believe that shareholders will exercise the put option?

We cannot speculate on how shareholders might vote.

What will happen if the put option is not exercised? Would Nextel Partners continue as an independent company?

If more than 50% of Partners’ Class A common shares represented at the meeting do not vote in favor of exercising the put, then the shareholders may vote to adjourn the meeting to a later date, not more than 545 days after the closing of the Sprint-Nextel merger, to vote again on whether to exercise the put. If the put option is not exercised within 545 days after the closing of the Sprint-Nextel merger, then Nextel Communications would not be obligated to purchase Nextel Partners and Nextel Partners would continue as an independent company subject to any future put or call rights.

Will each shareholder’s vote count the same?

If a special meeting is called, each share of Class A common stock will have one vote on whether or not to exercise the put right. The decision will be determined by the majority of Class A common shares represented at the meeting.

How many Class A shareholders are there? What percentage of your overall shareholders do they make up?

As of March 31, 2005 we had 183.625 million Class A shares outstanding which represented 68.45% of total outstanding shares and 56.26% of total equity.

What percentage of Class A shares are owned by your senior management team?

Approximately 2.1% as of March 31, 2005.

Since the put right is an obligation of Nextel Communications, does the fact that they are being acquired by Sprint impact Nextel Partners shareholders’ ability to exercise the put?

No. To the contrary, the closing of the Sprint – Nextel Communications merger is the event that will allow 20% of our shareholders to request a special meeting at which Class A shareholders will vote on whether or not to exercise the put right.

FORWARD LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners' growth strategies and future financial and operating results. The words "believe," "expect," "intend," "estimate," "assume" and "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the

June 23, 2005

inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners' actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners' current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs, uncertainties relating to the Sprint-Nextel Communications merger and those additional factors that are described from time to time in Nextel Partners' reports filed with the SEC, including Nextel Partners' annual report on Form 10-K for the year ended December 31, 2004 and its subsequent quarterly filing on Form 10-Q. This document speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the put right which could arise in connection with the proposed Sprint Corporation - Nextel Communications, Inc. merger transaction, Nextel Partners, Inc. has filed and will be filing proxy statements and other materials with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTEL PARTNERS, INC. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the SEC concerning Nextel Partners, Inc. at the SEC's website at http://www.sec.gov. Free copies of Nextel Partners, Inc.'s SEC filings are also available on Nextel Partners, Inc.'s website at http://www.nextelpartners.com. These materials and other documents may also be obtained for free from: Nextel Partners, Inc at Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Nextel Partners, Inc. and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Nextel Partners, Inc.'s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Nextel Partners, Inc. is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

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